Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com

Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

July 25, 2018

General Dynamics Reports Second-Quarter 2018 Results

•	Revenue up 19.7% to $9.2 billion

•	Net earnings up 4.9% to $786 million

•	Diluted EPS up 6.9% to $2.62, including $0.20 charge for CSRA transaction costs

•	Robust demand drives Gulfstream to a book-to-bill greater than one-to-one

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2018 net earnings of $786 million, a 4.9 percent increase over second-quarter 2017. Revenue increased by 19.7 percent to $9.2 billion due to strong defense volumes and the acquisition of CSRA. On an organic basis, the defense businesses generated a 7.1 percent revenue increase.

Diluted earnings per share (EPS) was $2.62 compared to $2.45 in the year-ago quarter, a 6.9 percent increase. In the quarter, the company incurred one-time charges totaling $0.20 per share related to the acquisition of CSRA. Absent the charge, EPS would have been 15.1 percent higher than second-quarter 2017.

“General Dynamics delivered solid operating results and accomplished a number of key strategic objectives across the portfolio,” said Phebe N. Novakovic, chairman and chief executive officer. “We closed on the CSRA acquisition, building on our core GDIT business to create a leading government IT services provider, and integration of the business is well underway. Our Combat and Marine segments continue to have reliable growth with strong operating performance. And the FAA certified the G500 and we look forward to delivering this newest Gulfstream aircraft to our customers in fourth-quarter 2018.”

Margin
Company-wide operating margin for the second quarter of 2018 was 11.8 percent, including one-time transaction costs and incremental intangible asset amortization associated with the CSRA acquisition. This is compared to 13.9 percent in second-quarter 2017.

Cash
Net cash provided by operating activities in the quarter totaled $787 million, compared to $477 million from the year-ago quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $612 million.

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Capital Deployment
The company repurchased 0.9 million of its outstanding shares for $179 million in the second quarter. Year-to-date, the company has repurchased 2.1 million outstanding shares for $436 million.

Backlog
General Dynamics’ total backlog at the end of second-quarter 2018 was $66.3 billion. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $32.7 billion. Total potential contract value, the sum of all backlog components, was $99 billion at the end of the quarter.

Gulfstream unit orders were 21 percent higher than the year-ago quarter, with large-cabin orders accounting for approximately 75 percent of the demand.

Total backlog for the defense businesses was up 7.7 percent from the end of first-quarter 2018, due to the CSRA acquisition and strong order activity across the segments. On an organic basis, Information Technology achieved a book-to-bill ratio greater than one-to-one, and the book-to-bill ratio in Mission Systems was one-to-one. Significant awards in the quarter include $615 million from the Centers for Medicare & Medicaid Services for contact-center services, $440 million from the U.S. Army to upgrade Abrams main battle tanks, $260 million from the Army to upgrade Stryker vehicles, $225 million from the U.S. Navy for Block V Virginia-class submarines, $150 million from the Army for the production of Hydra-70 rockets and $125 million from the Navy for Common Missile Compartment work.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. The company’s 2017 revenue was $31 billion. More information is available at www.generaldynamics.com.

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Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter 2018 financial results conference call at 9 a.m. EDT on Wednesday, July 25, 2018. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on July 25 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10121441. The phone replay will be available from July 25 through August 1, 2018.

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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	July 1, 2018 (a)	July 2, 2017 (b)	$	%
Revenue	$9,186	$7,675	$1,511	19.7%
Operating costs and expenses	(8,098)	(6,608)	(1,490)
Operating earnings	1,088	1,067	21	2.0%
Interest, net	(103)	(24)	(79)
Other, net	(15)	(11)	(4)
Earnings before income tax	970	1,032	(62)	(6.0)%
Provision for income tax, net	(184)	(283)	99
Net earnings	$786	$749	$37	4.9%
Earnings per share—basic	$2.65	$2.50	$0.15	6.0%
Basic weighted average shares outstanding	296.2	299.8
Earnings per share—diluted	$2.62	$2.45	$0.17	6.9%
Diluted weighted average shares outstanding	300.1	305.3

(a)
2018 results include the unfavorable impact of one-time charges of approximately $70 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $25 of transaction costs was reported in other, net.

(b)
Prior-period information has been restated for the adoption of Accounting Standards Update (ASU) 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, which we adopted on January 1, 2018.

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months Ended		Variance
	July 1, 2018 (a)	July 2, 2017 (b)	$	%
Revenue	$16,721	$15,116	$1,605	10.6%
Operating costs and expenses	(14,625)	(13,003)	(1,622)
Operating earnings	2,096	2,113	(17)	(0.8)%
Interest, net	(130)	(49)	(81)
Other, net	(36)	(22)	(14)
Earnings before income tax	1,930	2,042	(112)	(5.5)%
Provision for income tax, net	(345)	(530)	185
Net earnings	$1,585	$1,512	$73	4.8%
Earnings per share—basic	$5.35	$5.03	$0.32	6.4%
Basic weighted average shares outstanding	296.3	300.8
Earnings per share—diluted	$5.27	$4.94	$0.33	6.7%
Diluted weighted average shares outstanding	300.6	306.3

(a)
2018 results include the unfavorable impact of one-time charges of approximately $75 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $30 of transaction costs was reported in other, net.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	July 1, 2018 (a)	July 2, 2017 (b)	$	%
Revenue:
Aerospace	$1,895	$2,078	$(183)	(8.8)%
Combat Systems	1,534	1,414	120	8.5%
Information Technology	2,442	1,052	1,390	132.1%
Mission Systems	1,147	1,052	95	9.0%
Marine Systems	2,168	2,079	89	4.3%
Total	$9,186	$7,675	$1,511	19.7%
Operating earnings:
Aerospace	$386	$421	$(35)	(8.3)%
Combat Systems	236	225	11	4.9%
Information Technology	156	87	69	79.3%
Mission Systems	153	153	—	—%
Marine Systems	195	178	17	9.6%
Corporate	(38)	3	(41)	(1,366.7)%
Total	$1,088	$1,067	$21	2.0%
Operating margin:
Aerospace	20.4%	20.3%
Combat Systems	15.4%	15.9%
Information Technology	6.4%	8.3%
Mission Systems	13.3%	14.5%
Marine Systems	9.0%	8.6%
Total	11.8%	13.9%

(a)
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended		Variance
	July 1, 2018 (a)	July 2, 2017 (b)	$	%
Revenue:
Aerospace	$3,720	$4,152	$(432)	(10.4)%
Combat Systems	2,974	2,701	273	10.1%
Information Technology	3,580	2,110	1,470	69.7%
Mission Systems	2,245	2,140	105	4.9%
Marine Systems	4,202	4,013	189	4.7%
Total	$16,721	$15,116	$1,605	10.6%
Operating earnings:
Aerospace	$732	$860	$(128)	(14.9)%
Combat Systems	460	430	30	7.0%
Information Technology	257	177	80	45.2%
Mission Systems	299	299	—	—%
Marine Systems	379	339	40	11.8%
Corporate	(31)	8	(39)	(487.5)%
Total	$2,096	$2,113	$(17)	(0.8)%
Operating margin:
Aerospace	19.7%	20.7%
Combat Systems	15.5%	15.9%
Information Technology	7.2%	8.4%
Mission Systems	13.3%	14.0%
Marine Systems	9.0%	8.4%
Total	12.5%	14.0%

(a)
2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

(b)	Prior-period information has been restated for the adoption of ASU 2017-07, which we adopted on January 1, 2018.

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	July 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$1,862	$2,983
Accounts receivable	3,874	3,617
Unbilled receivables	7,125	5,240
Inventories	5,890	5,303
Other current assets	1,076	1,185
Total current assets	19,827	18,328
Noncurrent assets:
Property, plant and equipment, net	4,179	3,517
Intangible assets, net	2,738	702
Goodwill	19,738	11,914
Other assets	670	585
Total noncurrent assets	27,325	16,718
Total assets	$47,152	$35,046
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,881	$2
Accounts payable	3,032	3,207
Customer advances and deposits	7,219	6,992
Other current liabilities	3,441	2,898
Total current liabilities	16,573	13,099
Noncurrent liabilities:
Long-term debt	11,397	3,980
Other liabilities	7,188	6,532
Total noncurrent liabilities	18,585	10,512
Shareholders’ equity:
Common stock	482	482
Surplus	2,865	2,872
Retained earnings	28,115	26,444
Treasury stock	(15,910)	(15,543)
Accumulated other comprehensive loss	(3,558)	(2,820)
Total shareholders’ equity	11,994	11,435
Total liabilities and shareholders’ equity	$47,152	$35,046

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months Ended
	July 1, 2018	July 2, 2017
Cash flows from operating activities—continuing operations:
Net earnings	$1,585	$1,512
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	223	182
Amortization of intangible assets	104	38
Equity-based compensation expense	71	52
Deferred income tax provision	(6)	93
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	344	(291)
Unbilled receivables	(1,030)	(815)
Inventories	(542)	(14)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(324)	82
Customer advances and deposits	(159)	(29)
Other, net	25	200
Net cash provided by operating activities	291	1,010
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(10,039)	(89)
Capital expenditures	(279)	(153)
Other, net	74	47
Net cash used by investing activities	(10,244)	(195)
Cash flows from financing activities:
Proceeds from fixed-rate notes	6,461	—
Proceeds from commercial paper, net	2,786	(1)
Proceeds from floating-rate notes	1,000	—
Dividends paid	(526)	(483)
Repayment of CSRA accounts receivable purchase agreement	(450)	—
Purchases of common stock	(436)	(901)
Other, net	3	109
Net cash provided (used) by financing activities	8,838	(1,276)
Net cash used by discontinued operations	(6)	(17)
Net decrease in cash and equivalents	(1,121)	(478)
Cash and equivalents at beginning of period	2,983	2,334
Cash and equivalents at end of period	$1,862	$1,856

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2018		2017
	Second Quarter		Second Quarter
Other Financial Information:
Debt-to-equity (a)	119.0%		36.3%
Debt-to-capital (b)	54.3%		26.6%
Book value per share (c)	$40.48		$36.57
Income tax payments, net	$159		$332
Company-sponsored research and development (d)	$90		$134
Shares outstanding	296,281,432		299,461,802

Non-GAAP Financial Measure:
	2018		2017
	Second Quarter	Six Months	Second Quarter	Six Months
Free cash flow from operations:
Net cash provided by operating activities	$787	$291	$477	$1,010
Capital expenditures	(175)	(279)	(91)	(153)
Free cash flow from operations (e)	$612	$12	$386	$857

(a)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(c)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(d)	Includes independent research and development and Aerospace product-development costs.

(e)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Second Quarter 2018:
Aerospace	$12,187	$157	$12,344	$2,282	$14,626
Combat Systems	16,646	376	17,022	2,840	19,862
Information Technology	4,633	4,576	9,209	18,931	28,140
Mission Systems	4,636	645	5,281	4,287	9,568
Marine Systems	17,310	5,124	22,434	4,333	26,767
Total	$55,412	$10,878	$66,290	$32,673	$98,963
First Quarter 2018:
Aerospace	$11,898	$158	$12,056	$1,868	$13,924
Combat Systems	17,126	378	17,504	3,549	21,053
Information Technology	2,190	1,275	3,465	11,367	14,832
Mission Systems	4,549	800	5,349	4,420	9,769
Marine Systems	18,310	5,458	23,768	4,271	28,039
Total	$54,073	$8,069	$62,142	$25,475	$87,617
Second Quarter 2017:
Aerospace	$12,116	$120	$12,236	$1,911	$14,147
Combat Systems	16,749	281	17,030	4,845	21,875
Information Technology	2,200	1,442	3,642	9,541	13,183
Mission Systems	4,609	643	5,252	4,848	10,100
Marine Systems	16,033	4,374	20,407	3,282	23,689
Total	$51,707	$6,860	$58,567	$24,427	$82,994

* The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term aircraft services agreements. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG AND ESTIMATED CONTRACT VALUE - (UNAUDITED)
DOLLARS IN MILLIONS

$125,000
$100,000
$75,000
$50,000
$25,000
$0
$91,128
$90,875
$89,063
$87,231
$85,013
$82,994
$89,655
$87,968
$87,617
$98,963
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
Funded Backlog
Unfunded Backlog
Estimated Potential Contract Value

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EXHIBIT H-2
BACKLOG AND ESTIMATED CONTRACT VALUE BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog	Estimated Potential Contract Value

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EXHIBIT I
SECOND QUARTER 2018 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the second quarter of 2018:
Combat Systems:

•	$440 from the U.S. Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 configuration.

•	$260 from the Army to upgrade Stryker flat-bottom vehicles to the Stryker A1 configuration.

•	$150 from the Army for the production of Hydra-70 rockets.

•	$35 for the production of Army Ground Mobility Vehicles (AGMVs) and associated kits.

•	$25 from the Army for munitions demilitarization.
Information Technology:

•	$615 from the Centers for Medicare & Medicaid Services for contact-center services.

•	$375 from the New York State Department of Health to provide engineering and technical improvements to the state’s health benefits exchange.

•	$125 from the U.S. Department of State to provide supply chain management services.

•	$85 to provide IT hardware, software, and network and communications support services to the U.S. European Command (USEUCOM) and U.S. Africa Command (USAFRICOM).

•	$45 to provide support for live and virtual operations under the Warfighter Field Operations Customer Support (FOCUS) program.
Mission Systems:

•	$85 from the U.S. Army for computing and communications equipment under the Common Hardware Systems-4 program.

•	$60 to provide program management and engineering, technical, and logistics support for the Army’s mobile communications network.

•	$45 to support the engineering and manufacturing of the Navy’s Air and Missile Defense Radar (AMDR) program.

•	$40 from the U.S. Coast Guard to provide system sustainment support for the Rescue 21 program.

•	$30 from the U.S. Air Force for the Battlefield Information Collection and Exploitation System (BICES) program to provide information sharing support to coalition operations.
Marine Systems:

•	$225 from the U.S. Navy for long-lead materials for Block V Virginia-class submarines.

•	$125 from the Navy to support the Common Missile Compartment work under joint development for the U.S. Navy and the U.K. Royal Navy.

•	$100 from the Navy for Advanced Nuclear Plant Studies in support of the Columbia-class submarine program.

•	$55 from the Navy to provide ongoing lead yard services for the DDG-51 destroyer program. The contract has a potential value of approximately $305.

•	$40 from the Navy for planning yard services for the DDG-51 destroyer and FFG-7 frigate programs.

•	$40 from the Navy to provide maintenance for submarines at Naval Submarine Base New London in Connecticut.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Second Quarter		Six Months
	2018	2017	2018	2017
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	18	23	37	46
Mid-cabin aircraft	8	7	15	14
Total	26	30	52	60
Pre-owned Aircraft Deliveries (units):	1	2	2	3

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EXHIBIT K
INFORMATION TECHNOLOGY AND MISSION SYSTEMS HISTORICAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	2016	2017					2018
	Full Year	1Q	2Q	3Q	4Q	Full Year	1Q
Revenue:
Information Technology	$4,428	$1,058	$1,052	$1,068	$1,232	$4,410	$1,138
Mission Systems	4,716	1,088	1,052	1,086	1,255	4,481	1,098
Operating earnings:
Information Technology	$340	$90	$87	$101	$95	$373	$101
Mission Systems	601	146	153	152	187	638	146
Operating margin:
Information Technology	7.7%	8.5%	8.3%	9.5%	7.7%	8.5%	8.9%
Mission Systems	12.7%	13.4%	14.5%	14.0%	14.9%	14.2%	13.3%

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